 Exhibit 10.3

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of July 31, 2015, by DPL Inc., an Ohio corporation (the “Pledgor”) in favor of U.S. Bank National Association, a national banking association, as collateral agent (the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

RECITALS:

A.  The Dayton Power and Light Company, an Ohio corporation (“DP&L”) is a direct wholly-owned subsidiary of the Pledgor; and the Pledgor is the record and beneficial owner of all of the issued and outstanding common stock of DP&L.

B.  Pledgor has entered into that certain Credit Agreement dated of even date herewith (as it may be amended, modified, supplemented or amended and restated, the “Credit Agreement”) by and among Pledgor, as Borrower, U.S. Bank National Association, as Administrative Agent and Collateral Agent, PNC Bank, National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”). The Credit Agreement and all Loan Documents (as that term is defined in the Credit Agreement) are collectively referred to herein as the “Credit Facility Documents”.

C.  The terms of the Credit Agreement require that the Pledgor (a) pledge to the Collateral Agent for the equal and ratable benefit of the Lenders, the L/C Issuers and the Administrative Agent (collectively, the “Bank Secured Parties”) and grant to the Collateral Agent for the equal and ratable benefit of the Bank Secured Parties a security interest in, the Collateral (as defined herein) and (b) execute and deliver this Agreement in order to secure the payment and performance by the Pledgor of all of the Credit Facility Obligations (as defined herein) of the Pledgor under the Credit Facility Documents.

D.  The Pledgor may incur additional secured indebtedness from time to time, to the extent permitted pursuant to the Credit Agreement, that is by its terms to be (or permitted to be) equally and ratably secured hereunder with the Credit Facility Obligations (including any permitted guaranty thereof, “Additional Secured Debt”), as hereinafter provided (with any holders of Additional Secured Debt from time to time being herein collectively called “Additional Debtholders”, any agent appointed by the holders of any Additional Secured Debt being herein referred to as the “Additional Secured Debt Agent” and with all documentation evidencing, or entered into in connection with, any Additional Secured Debt being herein called “Additional Debt Documents”).

E.  Any Additional Secured Debt issued after the date hereof shall be secured equally and ratably with the Credit Facility Obligations pursuant to a Pledge Agreement Supplement substantially in the form of Annex A hereto.

F.  It is a condition precedent to the obligations of the Lenders and the L/C Issuers under the Credit Facility that the Pledgor shall have executed and delivered to the Collateral Agent this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and in order to induce the Bank Secured Parties to enter into and perform their obligations under the Credit Facility Documents, the Pledgor hereby covenants and agrees with the Collateral Agent for its benefit and the equal and ratable benefit of the Bank Secured Parties and the Additional Debtholders, which shall be identified from time to time on Schedule I hereto in accordance with Section 17.17, in each case to the extent from time to time holding Obligations of the Pledgor secured hereunder (collectively, and together with the Collateral Agent, the “Secured Parties”) as follows:

SECTION 1. Definitions. Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Credit Agreement. The following terms when used in this Agreement shall have the following meanings:

“Consolidated Net Assets” shall mean the aggregate amount of assets (less reserves and other deductible items) after deducting current liabilities, as shown on the consolidated balance sheet of the Pledgor and its Subsidiaries contained in its latest audited financial statements and prepared in accordance with GAAP.

“Event of Default” shall mean any Event of Default at any time under, and as defined in, the Credit Facility Documents and any Additional Debt Documents.

“Indentures” shall mean, collectively, (i) that certain Indenture dated October 3, 2011 between Pledgor and Wells Fargo Bank, as Trustee and (ii) that certain Indenture dated October 6, 2014 between Pledgor and U.S. Bank National Association, as Trustee, in each case as in effect on the date hereof.

“Majority Holders” shall mean, at any time, the holders of over 50% in aggregate principal amount of the outstanding Obligations; provided, that, with respect to any Obligations comprised of indebtedness issued with original issue discount, the amount outstanding at any time shall be the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP.

“Maximum Permitted Secured Debt Amount” means an amount equal to ten percent (10%) of the Consolidated Net Assets of the Pledgor and its Subsidiaries; provided that in the event that (a) either or both of the Indentures is amended to provide for a greater (but not lesser) amount of Indebtedness (as defined in the relevant Indenture) to be secured without providing an equal and ratable lien to the holders of the Notes issued under such Indenture (the “Lien Threshold Amount”), such Maximum Permitted Secured Debt Amount shall be the lowest such Lien Threshold Amount included in either such Indenture that is then in effect or (b) both of the Indentures are amended to eliminate the requirement that the holders of the Notes under the Indentures be granted pari passu

Liens for any Lien, the Maximum Permitted Secured Debt Amount shall equal the aggregate principal amount of the Obligations.

“Notes” means, with respect to either Indenture (as the context may indicate), the Notes issued and outstanding under such Indenture.

“Obligations” shall mean, collectively and without duplication, all such obligations, liabilities, sums and expenses as follows:

(i)  the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all (x) fees, breakage costs, principal and interest due or to become due and payable under and pursuant to the Credit Facility Documents and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness of the Pledgor to the Bank Secured Parties under the Credit Facility Documents (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity thereof and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred under, arising out of or in connection with the Credit Facility Documents and the due performance of, and compliance with, all of the terms, conditions and agreements contained therein by the Pledgor (all such obligations, liabilities and indebtedness described in this clause (i) being herein collectively called the “Credit Facility Obligations”);

(ii)  the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all (x) fees, breakage costs, principal of and interest on any Additional Secured Debt and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness of the Pledgor to the Additional Debtholders (including, without limitation, interest accruing at the then applicable rate provided in any class of Additional Secured Debt after the maturity thereof and interest accruing at the then applicable rate provided in such Additional Secured Debt after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred under, arising out of or in connection with any Additional Debt Documents, and the due performance of, and compliance with, all of the terms, conditions and agreements contained therein by the Pledgor (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Additional Debt Obligations”);

(iii)  (x) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral in a manner not in violation of the terms hereof and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Collateral Agent in respect of the Pledge Agreement, including any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to Section 13 hereof; except for those resulting solely from the Collateral Agent’s own gross negligence or willful misconduct;

(iv)  in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Pledgor referred to in clauses (i) through (iii) above, after an Event of Default on any of the Obligations shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and costs; and

(v)  all amounts paid by any of the Secured Parties as to which such Secured Party has the right to reimbursement under Section 13 of this Agreement.

SECTION 2.  Pledge; Limitation on Obligations Secured. (a) To secure the full and punctual payment when due and the full and punctual performance of all of the Obligations (subject to the limitation set forth in clause (b) below), the Pledgor hereby grants to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, a security interest in all of its right, title and interest in and to the following, whether owned as of the date hereof or hereafter acquired or arising (the “Collateral”):

(i)  all of the issued and outstanding shares of common stock of DP&L now existing and listed on Schedule II hereto or hereafter created or acquired (the “Pledged Shares”);

(ii)  all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise declared or distributed in respect of or in exchange for or on conversion of any of the foregoing, excluding (x) all cash dividends paid in respect of the Pledged Shares so long as no Event of Default shall have occurred and be continuing at the time of such payment and (y) any asset of DP&L (including capital stock of or other investments in subsidiaries of DP&L) transferred, by way of dividend or distribution in respect of the Pledged Shares or otherwise, to the Pledgor or one of its subsidiaries other than DP&L as part of the Separation Transactions (each, a “Separation Asset”);

(iii)  all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Collateral Agent in substitution for or as an addition to any of the foregoing;

(iv)  all securities accounts to which any of the foregoing may at any time be credited and all certificates representing any of the foregoing; and

(v)  whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment, and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing.

(b) Notwithstanding clause (a) above, for so long as Notes remain outstanding under either Indenture, and such outstanding Notes are not secured equally and ratably by the Collateral, the aggregate principal amount of the Obligations secured by the Collateral at any time shall be limited to the Maximum Permitted Secured Debt Amount.

SECTION 3.  Delivery of Collateral. (a) The Pledgor shall (i) on the date of this Agreement and (ii) at any time or from time to time thereafter when the Pledgor shall acquire rights in any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Shares, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Shares, or otherwise in respect thereof, promptly thereafter, deposit as security with the Collateral Agent the Pledged Shares owned by the Pledgor and any and all certificates or instruments representing or evidencing the Collateral. Any and all such certificates or instruments which shall be held by or on behalf of the Collateral Agent, shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.

From and after the date hereof, the Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default, and in its discretion without notice to the Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral and to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of different denominations, subject to the receipt of any applicable regulatory approvals.

(b)  Any sums paid upon or in respect of the Pledged Shares upon the liquidation or dissolution of DP&L shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Shares or any property shall be distributed upon or with respect to the Pledged Shares pursuant to the recapitalization or reclassification of the capital of DP&L or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, and except as otherwise expressly permitted hereby, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Shares shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

SECTION 4.  Representations and Warranties. The Pledgor hereby represents and warrants on the date hereof:

(a)  Each of the Pledgor and DP&L has been duly incorporated, is validly existing as a corporation under the laws of Ohio and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the business, financial condition or results of operations of the Pledgor or DP&L.

(b)  The Pledgor is the record and beneficial owner of the Pledged Shares free and clear of any Lien or claim of any other Person, except for the Lien created by this Agreement.

(c)  The Pledgor has the legal right to execute and deliver and to grant the security interest in the Collateral pursuant to this Agreement, and the execution, delivery and performance of this Agreement (in the case of performance, subject to receipt of any applicable regulatory approvals) do not (x) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Pledgor or any agreement, indenture or other instrument to which the Pledgor is a party or by which the Pledgor or its property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Pledgor or its respective property (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), or (y) result in the creation or imposition of any Lien on any assets of the Pledgor, other than the Lien contemplated hereby.

(d)  The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

(e)  The Pledged Shares constitute all of the issued and outstanding common stock of DP&L.

(f)  The Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Collateral as provided by this Agreement.

(g)  This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable, subject to the receipt of any applicable regulatory approvals, against the Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ right and remedies generally and by equitable principles of general applicability.

(h)  Upon the delivery to the Collateral Agent of the Collateral, the pledge of the Collateral pursuant to this Agreement will create a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations for the benefit of the Collateral Agent and the other Secured Parties, and (except as otherwise specifically provided herein) enforceable as such against all creditors of the Pledgor, any Persons purporting to purchase any of the Collateral from the Pledgor and any other Persons whomsoever.

(i)  No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be obtained by the Pledgor either (i) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or, subject to the receipt of any applicable regulatory approvals, performance of this Agreement by the Pledgor, (ii) for the validity or, subject to the receipt of any applicable regulatory approvals, enforceability of the Agreement or the perfection or enforceability of the Collateral Agent’s security interest in the Collateral or (iii) subject to the receipt of any applicable regulatory approvals, for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

(j)  No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Pledgor, threatened by or against the Pledgor or against any of the Pledgor’s properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

(k)  The chief executive office of the Pledgor is located at 1065 Woodman Drive, Dayton Ohio, 45432.

SECTION 5.  Further Assurance. The Pledgor will at all times cause the security interests granted pursuant to this Agreement to constitute valid perfected first priority security interests in the Collateral enforceable (except as otherwise specifically provided herein) as such against all creditors of the Pledgor, any Persons purporting to purchase any Collateral from the Pledgor and any other Persons whomsoever. The Pledgor will, promptly upon request by the Collateral Agent, execute and deliver or cause to be executed and delivered to the Collateral Agent all such instruments and other documents, all in form and substance satisfactory to the Collateral Agent and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent’s security interest (for the benefit of the Secured Parties) in, the Collateral, to protect the Collateral against the rights, claims, or interests of third persons, to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement, including the filing of any financing or continuation statements; provided that the Pledgor shall not be required to seek regulatory approval to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder until an Event of Default has occurred and is continuing with respect to which a Default Notice has been delivered to the Collateral Agent in accordance with Section 12(e) hereof. The Pledgor also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Collateral without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor will pay all costs incurred in connection with any of the foregoing; provided, however, the Collateral Agent shall have no obligation to make such filings.

SECTION 6.  Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing with respect to which a Default Notice has been delivered to the Collateral Agent in accordance with Section 12(e) hereof, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Facility Documents or the Additional Debt Documents.

(b)  (i) So long as no Event of Default shall have occurred and be continuing with respect to which a Default Notice has been delivered to the Collateral Agent in accordance with Section 12(e) hereof, and subject to the terms of the Credit Facility Documents and the Additional Debt Documents, the Pledgor shall be entitled to receive, and to utilize free and clear of the Lien of this Agreement and without any further action on the part of the Pledgor, the Collateral Agent, the Secured Parties or any other Person, all cash dividends paid from time to time in respect of the Pledged Shares and (ii) the Pledgor and any subsidiary thereof other than DP&L shall be entitled to receive, and to utilize free and clear of the Lien of this Agreement and without any further action on the part of the Pledgor, the Collateral Agent, the Secured Parties or any other Person, all Separation Assets from time to time transferred by DP&L, including by way of dividends and other distributions in respect of the Pledged Shares.

(c)  Any and all (i) dividends and other distributions (other than cash dividends permitted under Section 6(b)(i) hereof and dividends, distributions or other transfers of Separation Assets permitted under Section 6(b)(ii)) received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral and (ii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral, shall in each case be forthwith delivered to the Collateral Agent to hold as Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent and the Secured Parties, be segregated from the other property and funds of the Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements). The Pledgor shall notify the Collateral Agent in writing upon the receipt of any cash in accordance with the previous sentence.

(d)  Subject to receipt of any necessary regulatory approval, the Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Sections 6(a) and 6(b) above.

(e)  Upon the occurrence and during the continuance of an Event of Default with respect to which a Default Notice has been delivered to the Collateral Agent in accordance with Section 12(e) hereof, (i) all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a) shall cease, and all such rights shall thereupon become, subject to receipt of any necessary regulatory approval, vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such voting and other consensual rights, (ii) all dividends and other distributions payable in respect of the Collateral (other than Separation Assets) shall be paid to the Collateral Agent and the Pledgor’s right to receive such cash payments pursuant to Section 6(b) hereof shall immediately cease and (iii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Shares shall become vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such rights, privileges and options.

(f)  Upon the occurrence and during the continuance of an Event of Default with respect to which a Default Notice has been delivered to the Collateral Agent in accordance with Section 12(e) hereof, the Pledgor shall, subject to receipt of any necessary regulatory approval, execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6(e) above.

(g)  All payments of dividends and other distributions that are received by the Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Collateral Agent and the Secured Parties, shall be segregated from the other property or funds of the Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements).

(h)  The Collateral Agent shall invest any portion of the Collateral that is comprised of cash in Permitted Investments as may be directed by the Pledgor in writing from time to time. “Permitted Investments” means (i) debt obligations issued or guaranteed by the government of the United States of America or any agency thereof for which the full faith and credit of the United States of America is pledged to secure payment in full at maturity and which are not redeemable at the option of the issuer prior to maturity and (ii) investments in time deposits, certificates of deposit or money market deposits entitled to U.S. Federal deposit insurance for the full amount thereof or issued by a bank or trust company which is organized under the laws of the United States or any state thereof having capital in excess of $500 million or any money-market fund sponsored by any registered broker dealer or mutual fund distributor; provided that no such investment shall mature later than 180 days after the date of acquisition thereof. The Collateral Agent shall have no liability (including for lost profits) in connection with investments of the Collateral.

For the avoidance of doubt, the Pledgor’s right to exercise voting and other consensual rights pursuant to Section 6(a) and receive and retain cash dividends pursuant to Section 6(b)(i) (including cash dividends held by the Collateral Agent as additional collateral while an Event of Default had occurred and was continuing)  shall automatically revert to the Pledgor and be reinstated following the cure or waiver of all Events of Default.

SECTION 7.  Covenants. The Pledgor hereby covenants and agrees with the Collateral Agent and the other Secured Parties, that from and after the date of this Agreement and until the Obligations have been paid in full, as follows:

(a)  the Pledgor agrees that at all times it will be the sole beneficial owner of the Collateral and will not (i) except as otherwise expressly permitted hereby, sell, assign, transfer,

convey or otherwise dispose of, or grant any option or warrant with respect to, any interest in any of the Collateral without the prior written consent of the Collateral Agent at the direction of the Majority Holders, (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interest granted under this Agreement, (iii) enter into any agreement or understanding that purports to or that may restrict or inhibit the Collateral Agent’s rights or remedies hereunder, including, without limitation, the Collateral Agent’s right to sell or otherwise dispose of the Collateral subject to receipt of all applicable regulatory approvals, or (iv) take any other action with respect to the Collateral which would result in a violation of the Credit Facility Documents, this Agreement or the Additional Debt Documents.

(b)  The Pledgor agrees that immediately upon becoming the beneficial owner of other equity interests of DP&L, other than any shares of preferred stock of DP&L outstanding of the date of this Pledge Agreement, it will either (i) contribute such interests to DP&L for cancellation or (ii) pledge and deliver such interests to the Collateral Agent for its benefit and the ratable benefit of the Secured Parties and grant to the Collateral Agent for its benefit and the ratable benefit of the Secured Parties a continuing first priority security interest in such other equity interests (as well as instruments of transfer or assignment duly executed in blank and undated, all in form and substance reasonably satisfactory to the Collateral Agent). The Pledgor further agrees that in the case of clause (ii) of the preceding sentence to deliver to the Collateral Agent a certificate executed by the Pledgor describing such additional equity interests, other than any shares of preferred stock of DP&L outstanding on the date of this Pledge Agreement, and certifying that the same have been duly pledged and delivered to the Collateral Agent hereunder.

(c)  The Pledgor will not amend the Indentures in any way that directly or indirectly would decrease the Maximum Permitted Secured Debt Amount without the prior written consent of the Majority Holders; provided that no amendment to the Indentures either to eliminate the requirement that the Notes under such Indenture be equally and ratably secured by the Collateral, or to increase the Lien Threshold Amount shall require the consent of the Majority Holders.

SECTION 8.  Power of Attorney. The Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor’s attorney-in-fact to exercise all of the following powers, subject to the receipt of any necessary regulatory approval, upon the occurrence and during the continuance of an Event of Default with respect to which a Default Notice has been delivered to the Collateral Agent in accordance with Section 12(e) hereof: (i) collection of proceeds of any Collateral; (ii) conveyance of any item of Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under Section 5 hereof; (iv) making of any payments or taking any acts under Section 9 hereof; (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined in good faith by the Collateral Agent in its sole discretion; (vi) defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; and (vii) exercise any of the rights set forth in Sections 6 and 12, make any agreement with respect to the Collateral or otherwise deal with any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes. At the Collateral Agent’s request, the Majority Holders, acting through the Administrative Agent in the case of the Credit Facility Obligations and through the Additional Debtholders (or, if applicable, the Additional Secured Debt Agent) in the case of the Additional Secured Debt, shall provide written directions to the Collateral Agent with respect to the taking of any such actions under this

Section 8. The Collateral Agent’s authority hereunder shall include, without limitation but subject to receipt of all applicable regulatory approvals, the authority to execute and give receipt for any certificate of ownership relating to the Collateral, transfer title to any item of Collateral, sign the Pledgor’s name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor’s name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

SECTION 9.  Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent (including the reasonable fees and expenses of its counsel) incurred in connection therewith shall be payable by the Pledgor pursuant to Section 13 hereof.

SECTION 10.  No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the security interest of the Collateral Agent and the other Secured Parties in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith. The Collateral Agent shall be deemed to have exercised reasonable care, under Section 9-207 of the New York Uniform Commercial Code or otherwise, in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it, nor its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 11.  Subsequent Changes Affecting Collateral. The Pledgor represents to the Secured Parties that it has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Collateral Agent and the Secured Parties shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Pledgor covenants that it will not, without the prior written consent of the Collateral Agent as directed in writing by the Administrative Agent, in the case of the Credit Facility Obligations and any Additional Debtholders (or, if applicable, the Additional Secured Debt Agent), in the case of the Additional Secured Debt, on behalf of the Majority Holders, vote to enable, or take any other action to permit, DP&L to issue any capital stock or other securities convertible into or exercisable for shares of capital stock of DP&L, except issuances of such capital stock or other securities to Pledgor. The Pledgor will defend the right, title and interest of the Collateral Agent and the Secured Parties in and to the Collateral against the claims and demands of all Persons. The Pledgor will advise the Collateral Agent and the Secured Parties promptly, in reasonable detail, of (i) any Lien on any Collateral, and (ii) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the security interest created hereby.

SECTION 12.  Remedies Upon Default. (a) If any Event of Default shall have occurred and be continuing with respect to which a Default Notice has been delivered to the Collateral Agent in accordance with Section 12(e) hereof, and only to the extent the Majority Holders have so directed the Collateral Agent in accordance with Section 12(e), the Collateral Agent shall have and be entitled to exercise, in addition to all other rights given by law or by this Agreement, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (the “UCC”) as in effect in the State of New York at that time or any other applicable law and shall also be entitled, without limitation, to exercise the rights set forth in this Section 12(a). The Collateral Agent may, subject to the provision of Section 12(e) below, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Collateral Agent, the Collateral or any part thereof on the books of DP&L into the name of the Collateral Agent or the Collateral Agent’s nominee(s), with or without any indication that such Collateral is subject to the security interest hereunder. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may, subject to the provisions of Section 12(e) below, sell or otherwise dispose of or cause the same to be sold or otherwise disposed of at any broker’s board or at public or private sale, in one or more sales or lots, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided below in Section 17.1, at least ten days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Collateral Agent or any other Secured Party may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys’ fees and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

(b)  If, subject to the provisions of Section 12(e) below, the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Shares pursuant to Section 12(a) above, and if in the opinion of counsel for the Collateral Agent it is necessary to have the Pledged Shares or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Pledgor, upon receipt by the Pledgor of a written request from the Collateral Agent, as directed by and on behalf of the Majority Holders, will cause DP&L to (i) execute and deliver, and cause its directors and officers to execute and deliver, all at the Pledgor’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary to register such Pledged Shares under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Pledged Shares, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus that are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause DP&L to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction that the Collateral Agent shall designate for the sale of the Pledged Shares and to make available to DP&L’s security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act. The Pledgor will cause DP&L to furnish to the Collateral Agent such number of copies as the Collateral Agent may reasonably request of each preliminary and final prospectus, to notify the Collateral Agent promptly of the happening of any event as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances, and to cause the Collateral Agent to be furnished with such number of copies as the Collateral Agent may request of such supplement to or amendment of such prospectus. The Pledgor will, and will cause DP&L, to the maximum extent permitted by law, to indemnify, defend and hold harmless the Collateral Agent and the Secured Parties from and against all losses, liabilities, expenses or claims (including reasonable legal fees and expenses and the reasonable costs of investigation) that the Collateral Agent or any Secured Party may incur under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary or final prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based upon any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of the Collateral Agent. The Pledgor will bear all costs and expenses of carrying out its obligations and the obligations of DP&L hereunder.

(c)  In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, the Pledgor agrees that upon the occurrence and continuance of any Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Collateral. The Pledgor acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit DP&L to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if DP&L agrees to do so.

(d)  The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law; provided that the Pledgor shall not be required to seek regulatory approval to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder until an Event of Default has occurred and is continuing with respect to which a Default Notice has been delivered to the Collateral Agent in accordance with Section 12(e) hereof. The Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default or Event of Default has occurred and is continuing under any Additional Debt Documents.

(e)  The Collateral Agent shall not commence or otherwise take any action or proceeding pursuant to this Section 12 or to realize upon any or all of the Collateral unless and until the Majority Holders, acting through the Administrative Agent in the case of the Credit Facility Obligations and through the Additional Debtholders (or, if applicable, the Additional Secured Debt Agent) in the case of the Additional Secured Debt, shall have notified a responsible officer of the Collateral Agent in writing of the occurrence of an Event of Default (a “Default Notice”) and shall have directed the Collateral Agent in writing to commence to enforce this Agreement and/or to realize upon any or all of the Collateral. Upon receipt by the Collateral Agent of any such notice and direction, the Collateral Agent shall (i) promptly send copies thereof to all Secured Parties and (ii) subject to the other terms and provisions of this Agreement, seek to enforce this Agreement and to realize upon the Collateral. After any such notice and direction has been given, the Majority Holders shall have the right to give written directions to the Collateral Agent as to the time, place and manner of the taking of such actions, and the Collateral Agent shall be required to seek to follow such directions; provided that, at the time of delivery of such notice, the Majority Holders shall provide the Collateral Agent with a written calculation establishing their status as the Majority Holders; provided, further, that the Collateral Agent, prior to acting on such notice, shall request, and may conclusively rely upon, a statement from the Administrative Agent confirming the amounts outstanding under the Credit Facility Documents, and from the relevant Additional Secured Debt Agent or Additional Debtholder, as applicable, confirming the principal amount of the Additional Secured Debt outstanding, respectively; provided, further, that in the absence of such notice and direction, 45 days after receipt of the Default Notice, the Collateral Agent shall have the right to take such actions as it deems necessary, advisable or appropriate; provided, further, that each of the Secured Parties, by its acceptance of the benefits of this Agreement, agrees that if at any time of determination such Secured Party is a Majority Holder, such Secured Party shall exercise its rights pursuant to this sentence in good faith for the benefit of all of the Secured Parties; and provided, further that the Majority Holders may give written directions to the Collateral Agent to cease or materially curtail its efforts seeking to enforce this Agreement or to cease or materially curtail its efforts seeking to realize upon any or all of the Collateral. Upon the receipt by a responsible officer of the Collateral Agent of any such direction to so cease, the Collateral Agent shall be required to seek to do so, subject to the rights of the Majority Holders on behalf of the Secured Parties to give another written notice and direction of the type referred to above.

(f)  Notwithstanding anything to the contrary contained in this Agreement, the rights of the Collateral Agent with respect to the Collateral shall be subject to the receipt of any necessary regulatory approvals and DP&L shall be permitted to dividend, distribute or otherwise transfer Separation Assets free of the Lien created hereby as part of the Separation Transactions.

SECTION 13.  Fees and Expenses; Indemnity. (a) The Pledgor will, upon demand, pay to the Collateral Agent the amount of any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of its counsel, of any investment banking firm, accountants, business broker or other selling agent and of any other such experts and agents retained by the Collateral Agent, including the allocated costs of inside counsel, which compensation, expenses and disbursements shall be set forth in sufficient written detail to the Pledgor) that the Collateral Agent may incur in connection with (i) the preparation, execution and administration of this Agreement, and any amendment thereto, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the Secured Parties hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof; except any such expense, disbursement or advance as may be found by a final and nonappealable decision of a court of competent jurisdiction to be attributable to the Collateral Agent’s gross negligence or willful misconduct, including any and all recording and filing fees, or stamp, excise, sales or other taxes, which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated hereby.

(b)  The Pledgor shall fully indemnify and hold harmless each of the Collateral Agent and each other Secured Party and their respective successors, assigns, employees, agents, servants and representatives (including the Administrative Agent and any Additional Secured Debt Agent) hereunder (individually an “Indemnity”, and collectively the “Indemnitees”) from and against any and all costs, expenses, claims and liabilities of any kind or nature whatsoever incurred by such Indemnitee, arising out of or in connection with the execution, delivery, enforcement, performance and administration of this Agreement, including (i) any and all recording and filing fees, or stamp, excise, sales or other taxes, which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated hereby, (ii) the exercise by any Indemnitee of any right or remedy granted to it hereunder, and (iii) the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its rights or remedies hereunder; unless such cost, expense, claim or liability shall be found by a final and nonappealable decision of a court of competent jurisdiction to be due to gross negligence or willful misconduct on the part of such Indemnitee.

SECTION 14.  Interest Absolute. All rights of the Collateral Agent and the other Secured Parties and the security interests created hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)  any lack of validity or enforceability of the Credit Facility Documents or the Additional Debt Documents or any other agreement or instrument relating thereto;

(b)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Facility Documents or the Additional Debt Documents;

(c)  any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations; or

(d)  any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Agreement other than the satisfaction in full of the Obligations.

SECTION 15.  Application of Proceeds. (a) Upon the occurrence and during the continuance of an Event of Default with respect to which a Default Notice has been delivered to the Collateral Agent in accordance with Section 12(e) hereof, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held by the Collateral Agent shall be applied by the Collateral Agent up to the Maximum Permitted Secured Debt Amount, in the following order of priorities:

first, to payment of all Obligations owing to the Collateral Agent of the type provided in clauses (iii) and (iv) of the definition of Obligations;

second, an amount equal to the outstanding Primary Obligations (as defined below) of the Pledgor shall be paid to the Secured Parties as provided in Section 15(d), with each Secured Party receiving an amount equal to its outstanding Primary Obligations of the Pledgor or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed;

third, an amount equal to the outstanding Remaining Obligations (as defined below) of the Pledgor shall be paid to the Secured Parties as provided in Section 15(d), with each Secured Party receiving an amount equal to its outstanding Remaining Obligations of the Pledgor or, if the proceeds are insufficient to pay in full all such Remaining Obligations, its Pro Rata Share of the amount remaining to be distributed; and

fourth, upon payment of all Remaining Obligations or upon use of all available proceeds to satisfy an amount of the Obligations equal to but not in excess of the Maximum Permitted Secured Debt Amount, to payment to the Pledgor or its successors or permitted assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

(b)  For purposes of this Agreement:

(i)  “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage)

equal to a fraction the numerator of which is the then unpaid amount of such Secured Party’s Primary Obligations or Remaining Obligations, as the case may be, of the Pledgor and the denominator of which is the then outstanding amount of all Primary Obligations or Remaining Obligations, as the case may be, of the Pledgor;

(ii)  “Primary Obligations” of the Pledgor shall mean all Obligations of the Pledgor secured hereby arising out of or in connection with, the principal of, premium, if any, and interest due under (including all accrued but unpaid interest) the Credit Facility Documents and the Additional Secured Debt Documents at the relevant time; provided, that, with respect to any such Obligations comprised of indebtedness issued with original issue discount, the amount outstanding at any time shall be the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and

(iii)  “Remaining Obligations” of the Pledgor shall mean all Obligations of the Pledgor secured hereby other than Primary Obligations.

(c)  When payments to Secured Parties are based upon their respective Pro Rata Shares, the amounts received by such Secured Parties hereunder shall be applied (for purposes of making determinations under this Section 15 only) (i) first, to the Primary Obligations of the Pledgor and (ii) second, to the Remaining Obligations of the Pledgor. If any payment to any Secured Party of its Pro Rata Share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Remaining Obligations, as the case may be, of the other Secured Parties, with each Secured Party whose Primary Obligations or Remaining Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Remaining Obligations, as the case may be, of such Secured Party and the denominator of which is the unpaid Primary Obligations or Remaining Obligations, as the case may be, of all Secured Parties entitled to such distribution.

(d)  All payments required to be made hereunder shall be made (i) if to the Bank Secured Parties, to the Administrative Agent, and (ii) if to Additional Debtholders, to the Additional Debtholders or, if applicable, the relevant Additional Secured Debt Agent.

(e)  For purposes of applying payments received in accordance with this Section 15, the Collateral Agent shall be entitled to rely upon the Secured Parties for a written determination of the outstanding Primary Obligations and Remaining Obligations owed to the Bank Secured Parties and the Additional Debtholders, respectively.

(f)  It is understood and agreed that the Pledgor shall remain liable to the extent of any deficiency between the amount of the available proceeds of the Collateral pledged by it hereunder and the aggregate amount of the Obligations of the Pledgor.

Notwithstanding anything to the contrary in this Agreement, (i) all actions required or permitted to be taken under this Agreement by the Bank Secured Parties shall be so taken only by the Administrative Agent on behalf of the Bank Secured Parties, as directed by the Lenders, and all actions required or permitted to be taken under this Agreement by the Additional Debtholders shall be so taken only by the Additional Debtholders or, if applicable, the relevant Additional Secured Debt Agent on behalf of the Additional Debtholders as directed by the Additional Debtholders and (ii) all payments required to be made with respect to the Credit Facility Obligations shall be paid to the Administrative Agent, and all payments required to be made with respect to the Additional Debt Obligations under the Additional Debt Documents shall be paid to the Additional Debtholders or, if applicable, the relevant Additional Secured Debt Agent and the Collateral Agent shall be entitled (but not required) to conclusively rely upon and act in accordance with any instructions from the Administrative Agent and the Additional Debtholders or, if applicable, any relevant Additional Secured Debt Agent subject to the terms and conditions of this Agreement and to assume that such instructions are being given in accordance with such Credit Facility Documents and the terms of the Additional Debt Documents, respectively.

SECTION 16.  Uncertificated Securities. Notwithstanding anything to the contrary contained herein, if any Pledged Shares (whether now owned or hereafter acquired) are uncertificated Pledged Shares, the Pledgor shall promptly notify the Collateral Agent, and shall promptly take all actions required to perfect the security interest of the Collateral Agent under applicable law. The Pledgor further agrees to take such actions as the Collateral Agent deems necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Collateral Agent with respect to any such pledge of uncertificated Pledged Shares promptly upon request of the Collateral Agent.

SECTION 17.  Miscellaneous Provisions.

17.1  Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner as set forth on Schedule III hereto.

17.2  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Pledgor to the Collateral Agent to release any Collateral, other than Collateral released in accordance with Section 6(b), the Pledgor shall deliver to the Collateral Agent the necessary written consents required by the Credit Facility Documents and the Additional Secured Debt Documents.

17.3  No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor, DP&L or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement (other than as specifically provided herein).

17.4  Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

17.5  No Recourse Against Others. No director, officer, employee, stockholder or affiliate, as such, of the Pledgor shall have any liability for any obligations of the Pledgor under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Secured Party, by its acceptance of the benefits of this Agreement, waives and releases all such liability. The waiver and release are part of the consideration for the Credit Agreement and the Additional Secured Debt Documents and for the grant of the security interest in the Collateral to the Secured Parties.

17.6  Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

17.7  Counterpart Originals. This Agreement may be signed in two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

17.8  Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Secured Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement.

17.9  Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Pledgor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Credit Facility Documents and the Additional Debt Documents necessary for amendments or waivers of, or consents to any departure by the Pledgor from any provision of the Credit Facility Documents or any Additional Debt Document, as the case may be, and only if such amendment, waiver or consent is in writing duly signed by the Pledgor and the Collateral Agent (with the written consent of the Majority Holders, unless such consent would not be required under the Credit Facility Documents); provided, however, that any change, waiver, modification or variance materially adversely affecting the rights and benefits of a single Class (as defined below) of Secured Parties (and not all Secured Parties in a like or similar manner) shall also require the written consent of the Requisite Holders (as defined below) of such affected Class; provided, further, that any Class shall not be considered to be affected differently from any other Class due to the Obligations of any such other Class being paid, repaid, refinanced, renewed or extended and the Collateral being released, in whole or in part (whether by action of such other Class or otherwise), as security for a particular Class. For the purpose of this Agreement, the term “Class” shall mean, at any time, each class of Secured Parties with outstanding Obligations secured hereby at such time, i.e., (x) the Bank Secured Parties and (y) any other class of Additional Secured Debt secured hereby; provided that, without limiting the foregoing, it is expressly acknowledged and agreed that other creditors may be added as “Secured Parties” hereunder (either as part of an existing Class of creditors or as a newly created Class), and that such addition shall not require the written consent of the Requisite Holders of the various Classes. For the purpose of this Agreement, the term “Requisite Holders” of any Class shall mean each of (i) with respect to the Credit Agreement, the Required Lenders (as that term is defined in the Credit Agreement) and (ii) with respect to any other class of Additional Secured

Debt, the holders of more than fifty percent (50%) of such class of Additional Secured Debt outstanding from time to time.

Failure of the Collateral Agent or any Secured Party to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or the Secured Parties would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

17.10  Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in the Credit Facility Documents shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Credit Facility Documents and is not dealt with herein with more specificity, the Credit Facility Documents shall control with respect to the subject matter of such term or provision.

17.11  Continuing Security Interest; Transfer of Securities. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of all the Obligations of the Pledgor and all the fees and expenses owing to the Collateral Agent, (ii) be binding upon the Pledgor, its successors and assigns, provided that the Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Secured Parties and their respective successors, transferees and assigns.

17.12  Reinstatement. This Agreement shall continue to be effective or be reinstated if at any time any amount received by the Collateral Agent or any Secured Party in respect of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

17.13  Survival of Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement (including the Pledgor’s obligations under Section 13 hereof), and shall terminate only upon the full and final payment and performance by the Pledgor of the Obligations of the Pledgor.

17.14  Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

17.15  Authority of the Collateral Agent.

(a)  The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel of its choice and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. To the maximum extent permitted by applicable law, the Pledgor waives all claims, damages, and demands against the Collateral Agent arising out of the repossession, retention, or sale of the Collateral pursuant to the written instruction of the Majority Holders as provided herein, except such which may be found by a final and nonappealable decision of a court of competent jurisdiction to arise out of the gross negligence or willful misconduct of the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, until the Collateral Agent is able to effect a sale, lease, or other disposition of the Collateral, the Collateral Agent shall have the right, subject to the receipt of any necessary regulatory approval, to use or operate the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent shall have no obligation to maintain or preserve the rights of the Pledgor as against third parties with respect to the Collateral while the Collateral is in the possession of the Collateral Agent. The Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. The Collateral Agent shall not have any other duty as to the Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Upon request of the Pledgor, the Collateral Agent shall account for any monies received by the Collateral Agent in respect of any foreclosure on or disposition of the Collateral.

(b)  The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Collateral Agent and the Secured Parties, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

17.16  Resignation or Removal of the Collateral Agent. Until such time as the Obligations shall have been paid in full, the Collateral Agent may at any time, by giving written notice to the Pledgor, the Administrative Agent and any Additional Secured Debt Agent or Additional Debtholder, as applicable, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral

Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, the Majority Holders shall appoint a successor Collateral Agent, which successor Collateral Agent shall be reasonably acceptable to the Pledgor. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 60 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may apply, at the expense of the Pledgor, to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this Section 17.16. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Majority Holders as provided in this Section 17.16. Simultaneously with its replacement as Collateral Agent hereunder, the Collateral Agent so replaced shall deliver to its successor all documents, instruments, certificates and other items of whatever kind (including, without limitation, the certificates and instruments evidencing the Collateral and all instruments of transfer or assignment) held by it pursuant to the terms hereof. The Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

17.17  Pledge Agreement Supplement. In connection with the incurrence by the Pledgor from time to time of any class of Additional Secured Debt, the Pledgor agrees to enter into a Pledge Agreement Supplement, which shall form a part of this Agreement, and shall by its terms cause such Additional Debt Obligations to be secured by a security interest in the Collateral on an equal and ratable basis with the Obligations secured hereunder. Upon the effectiveness of any Pledge Agreement Supplement, Schedule I hereto shall be deemed to be amended to include such Additional Secured Debt identified in such Pledge Agreement Supplement.

17.18  Termination of Agreement. Subject to the provisions of Section 17.12 hereof, this Agreement shall terminate upon full and final payment and performance of the Obligations of the Pledgor (and upon receipt by the Collateral Agent of the Pledgor’s written certification that all such Obligations have been satisfied). At such time, the Collateral Agent shall, at the request of the Pledgor, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redeliver shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Collateral and except to the extent of any breach by the Collateral Agent of its obligations hereunder (including, without limitation, its obligations under Section 10), and shall be at the expense of the Pledgor.

17.19  Final Expression. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

17.20  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

(a)  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)  THE PLEDGOR AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS OWN NAME OR IN THE NAME AND ON BEHALF OF ANY SECURED PARTY, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE PLEDGOR’S PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

(c)  THE PLEDGOR AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS REFERRED TO IN SECTION 17.1 OR AT SUCH OTHER ADDRESS OF WHICH THE COLLATERAL AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. THE PLEDGOR AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

(d)  THE PLEDGOR, THE COLLATERAL AGENT AND THE SECURED PARTIES WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(e)  THE PLEDGOR HEREBY AGREES THAT NEITHER THE COLLATERAL AGENT NOR ANY SECURED PARTY SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT OR SUCH SECURED PARTY, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH SECURED PARTY, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(f)  THE PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE COLLATERAL AGENT OR ANY HOLDER OF ITS RIGHTS DURING THE CONTINUANCE OF A DEFAULT OR AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT OR ANY SECURED PARTY IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT OR ANY SECURED PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT AMONG THE PLEDGOR, THE COLLATERAL AGENT AND THE SECURED PARTIES. THE PLEDGOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

17.21  Acknowledgments. The Pledgor hereby acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement.

(Signature page follows.)

IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.

DPL INC.

By: /s/ Jeffrey K. MacKay
Name: Jeffrey K. MacKay
Title: Treasurer

DPL Inc.

PLEDGE AGREEMENT

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By: /s/ John M. Eyerman
Name: John M. Eyerman
Title: Vice President

DPL Inc.

PLEDGE AGREEMENT

Signature Page

Accepted and acknowledged as of
the date first above written:

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity, but solely as

Administrative Agent under the Credit Agreement

By: John M. Eyerman

Name: John M. Eyerman

Title: Vice President

DPL Inc.

PLEDGE AGREEMENT

Signature Page

SCHEDULE I

ADDITIONAL SECURED DEBT

Title or Name of Additional Secured Debt	Additional Secured Debt Holders	Additional Secured Debt Agent

Notice information for Additional Secured Debt Agent:

S-I-1

SCHEDULE II

PLEDGED SHARES OF DP&L

Stock	Stock Certificate Number	Number of Shares	Percent of Class of Shares Outstanding
Common	530293	41,172,173	100%

S-II-1

SCHEDULE III

If to Pledgor:

DPL Inc.

1 Monument Circle

Indianapolis, IN 46204

Attention:	Jeffrey K. MacKay, Treasurer
Telephone:	317-261-8274

Telecopier:	317-630-5762
Electronic Mail:	jeff.mackay@aes.com

If to the Collateral Agent or the Administrative Agent:

U.S. Bank, National Association
800 Nicollet Mall, 3rd Floor
Minneapolis, MN 55402

Attention:	Richard Simons (primary)

Telephone:	612-303-3868

Facsimile:	612-303-3851

Electronic Mail:	richard.simons1@usbank.com

If to any Additional Secured Debt Agent:

See Schedule I hereto

S-III-1

ANNEX A

[FORM OF PLEDGE AGREEMENT SUPPLEMENT]

PLEDGE AGREEMENT SUPPLEMENT dated ____________________,____, (this “Supplement”) made by DPL Inc., an Ohio corporation (the “Pledgor”), in favor of U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined in the Pledge Agreement referred to below).

1. This Supplement is executed and delivered pursuant to the terms of the Pledge Agreement, dated as of July 31, 2015 (as supplemented by this Supplement and as the same has been and may hereafter be supplemented by any other Pledge Agreement Supplement or otherwise amended or modified, the “Pledge Agreement”), made by the Pledgor in favor of the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties. Terms defined in the Pledge Agreement are used herein with their defined meanings.

2. Pursuant to the terms of the Credit Agreement and the Pledge Agreement, the Pledgor may incur additional secured indebtedness from time to time that is by its terms equally and ratably secured under the Pledge Agreement with the Obligations secured thereunder. The Pledgor and [Additional Secured Debt Agent/Additional Secured Party], have entered into that certain [name of additional debt agreement], dated as of _____________, ____, pursuant to which the Pledgor shall [insert description of additional debt]. The terms of the [additional debt agreement] require that the Pledgor equally and ratably secure its obligations under [such additional debt] with the Obligations secured under the Pledge Agreement. The Pledgor hereby acknowledges and agrees that its obligations under [such additional debt] shall be deemed to be “Additional Debt Obligations” pursuant to the Pledge Agreement.

3. The Pledgor confirms and reaffirms the security interest in the Collateral granted to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties under the Pledge Agreement; and hereby acknowledges and agrees that all references to “Secured Parties” in the Pledge Agreement shall be deemed to include all holders of the Additional Secured Debt as described on Schedule 1 hereto.

4. The Pledgor hereby represents and warrants that the representations and warranties contained in Section 4 of the Pledge Agreement are true and correct on the date of this Supplement with all references therein and elsewhere in the Pledge Agreement to “Additional Secured Debt”, “Additional Debtholders” and, if applicable, “Additional Secured Debt Agent” to include the Additional Debt, Additional Debtholders and, if applicable, Additional Secured Debt Agent as listed on Schedule 1 hereto and on Schedule 1 to each Pledge Agreement Supplement executed prior to the date hereof and with references therein to “this Pledge Agreement” to mean the Pledge Agreement as supplemented hereby. In addition, the Pledgor represents and warrants that this Supplement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights and remedies generally and by equitable principles of general applicability.

Annex A-1

5. The Additional Debtholders designated on Schedule 1 hereto, by their acceptance of the benefits of the Pledge Agreement, hereby irrevocably designate the Collateral Agent to act on their behalf as specified in the Pledge Agreement. Each such Additional Debtholder hereby irrevocably authorizes, and each holder of the Additional Debt Obligations by the acceptance of such Additional Debt Obligation and by the acceptance of the benefits of the Pledge Agreement shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the Pledge Agreement and instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated or required of the Collateral Agent by the terms thereof and such other powers as are reasonably incident thereto.

6. This Supplement is supplemental to the Pledge Agreement, forms a part thereof and is subject to all the terms thereof. Schedule I to the Pledge Agreement does, and shall be deemed to, include each item listed on Schedule 1 hereto, and each such item shall be and is included within the meaning of the terms “Additional Secured Debt”, “Additional Debtholders” and, if applicable, “Additional Secured Debt Agent” as such terms are used in the Pledge Agreement.

IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed and delivered on the date first set forth above.

DPL INC.

By:
Name:
Title:

Acknowledged and agreed:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

[Additional Secured Debt Agent] [Additional Debtholder] By:

By:
Name:
Title:

Annex A-2